SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 12, 2003



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)



                                    DELAWARE
                          (State or other jurisdiction
                               of incorporation or
                                  organization)

                   1-12935                                   75-2815171
          (Commission File Number)                       (I.R.S. Employer
                                                       Identification No.)


            5100 TENNYSON PARKWAY
                 SUITE 3000
                PLANO, TEXAS                                   75024
       (Address of principal executive                       (Zip code)
                  offices)


Registrant's telephone number, including area code:        (972)673-2000

                                     N/A
                           --------------------------
          (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

          Stock Repurchase Plan

          On August 12, 2003, Denbury Resources Inc. issued a press release, attached as Exhibit 99.1, announcing that it has adopted a pre-determined stock repurchase plan (the "Plan") to purchase shares of its common stock on the New York Stock Exchange in order for such repurchased shares to be made available for purchase by employees under Denbury's Employee Stock Purchase Plan. The Plan is intended to comply with the requirements of both SEC Rule 10b5-1 and Rule 10b-18. The Plan provides for purchases through an independent broker of 50,000 shares of Denbury's common stock per fiscal quarter for a period of approximately twelve months, or a total of 200,000 shares, beginning August 13, 2003 and ending on July 31, 2004. Purchases are to be made at prices and times determined in the discretion of the independent broker, provided however that no purchases may be made during the last ten business days of the fiscal quarter, which is the principal period for shares purchased by employees pursuant to Denbury's Employee Stock Purchase Plan.

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

          (a)-(b) Not applicable.

          (c) Exhibits.

          Exhibit 99.1 - Press  Release  Regarding  Registrant  dated August 12,
     2003.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 DENBURY RESOURCES INC.

                                 /s/ Phil Rykhoek
Date: August 12, 2003            -----------------------------------------------
                                 Phil Rykhoek,
                                 Senior Vice President & Chief Financial Officer